UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SLM Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

300 Continental Drive

Newark, Delaware 19713

May 5, 2016

Dear Fellow Stockholders:

Please join us for the SLM Corporation (“Sallie Mae”) 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 23, 2016, at 11:00 a.m. Eastern Daylight Time in our corporate headquarters located at 300 Continental Drive, Newark, Del. 19713.

In 2015, our first full year of operation, we met or exceeded all of our goals. We helped 333,000 students make college happen, invested in our infrastructure and put service enhancements in place to improve our customers’ experience. Loan origination volume exceeded expectations, the private loan portfolio increased, and credit quality remained excellent. As we head into 2016, Sallie Mae is better positioned than ever to serve families as they save, plan, and pay for college, and remains on an upward growth trajectory.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on a number of important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued support of Sallie Mae.

Sincerely,

/s/ Raymond J. Quinlan
Raymond J. Quinlan
Chairman of the Board of Directors and Chief Executive Officer

300 Continental Drive

Newark, Delaware 19713

May 5, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

SLM Corporation (“Sallie Mae” or the “Company”) will hold its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) as follows:

Date and Time:	Thursday, June 23, 2016, 11:00 a.m., Eastern Daylight Time

Place:	Sallie Mae’s Corporate Headquarters 300 Continental Drive Newark, Delaware 19713

Items of Business:	(1) Elect 12 directors nominated by the Sallie Mae Board of Directors (“Board of Directors”), each for a one-year term, to serve until their successors have been duly elected and qualified;

(2) Approve, on an advisory basis, Sallie Mae’s executive compensation;

(3) Ratify the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the year ending December 31, 2016; and

(4) Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 25, 2016, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 25, 2016, 427,929,949 shares of Common Stock were outstanding and eligible to be voted.

Your participation in the Annual Meeting is important. Sallie Mae urges you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience. You may vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of April 25, 2016, or a valid proxy showing that you are representing a stockholder.

/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Corporate Secretary

300 Continental Drive

Newark, Delaware 19713

The Board of Directors of SLM Corporation (“Sallie Mae,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 5, 2016. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

The proxy statement and Sallie Mae’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) are available at http://www.salliemae.com/Investors/AnnualReports and http://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2015 Form 10-K without charge to any stockholder upon written request.

OVERVIEW OF PROPOSALS

This proxy statement contains three proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 12 directors nominated by the Board of Directors. Proposal 2 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 3 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

PROPOSAL 1—ELECTION OF DIRECTORS

The Sallie Mae Board of Directors has nominated and recommends 12 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Paul G. Child	Jed H. Pitcher
Carter Warren Franke	Frank C. Puleo
Earl A. Goode	Raymond J. Quinlan
Ronald F. Hunt	Vivian C. Schneck-Last
Marianne M. Keler	William N. Shiebler
Jim Matheson	Robert S. Strong

Under our Certificate of Incorporation, the size of our Board of Directors may not be less than 11 nor more than 16 members. Under the By-Laws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. Currently, the Board of Directors has set the number of members at 12.

Biographical information, qualifications, and experience with respect to each nominee appears below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations and structure. These qualifications are discussed below, along with biographical information regarding each member of the Board of Directors, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from the respective directors and in part from Sallie Mae’s records.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our By-Laws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, such nominee will automatically tender his or her resignation upon certification of the election results. Sallie Mae’s Nominations, Governance and Compensation Committee (the “NGC Committee”) will make a recommendation to the Sallie Mae Board of Directors on whether to accept or reject such nominee’s resignation. The Sallie Mae Board of Directors will act on the NGC Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Paul G. Child	Former Office Managing Partner, Salt Lake City, Deloitte LLP
67 Director since April 30, 2014

Professional Highlights:

•  Office Managing Partner, Salt Lake City, Deloitte LLP—1995 to 2008; Professional Practice Director, Salt Lake City—1989 to 1995; Audit Partner—1983 to 2008; various positions—1971 to 1983

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2009 to present

•  Member, Board of Governors, Salt Lake Chamber of Commerce—2002 to 2008

•  Director, Mountainwest Capital Network—2002 to 2008

•  Director, United Way of Greater Salt Lake—2001 to 2008

Mr. Child’s leadership roles and experience in the accounting field enable him to bring to the Board of Directors experience in the areas of finance, accounting, financial services and capital markets.

Carter Warren Franke	Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.
59 Director since April 30, 2014

Professional Highlights:

•  Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•  Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, The Warfield Fund—2007 to present

•  Director, Saint Mary’s School—2014 to present

•  Director, Paul’s Place—2014 to present

Ms. Warren Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Earl A. Goode	Former Chief of Staff to the Governor of Indiana
75 Director since July 31, 2000

Professional Highlights:

•  President, Indianapolis Capital Improvement Board of Managers—2015 to 2016

•  Chief of Staff to the Governor of Indiana—2006 to 2013

•  Deputy Chief of Staff to the Governor of Indiana—2006

•  Commissioner, Department of Administration, State of Indiana—2005 to 2006

•  Chairman, Indiana Sports Corporation—2001 to 2006

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Chairman, Georgetown College Board of Trustees—2006 to present

•  Director, Mitch Daniels Leadership Foundation—2012 to present

•  Member, Executive Committee and Host Committee, 2012 Super Bowl—2009 to 2014

•  Vice Chairman, Indiana Motorsports Commission—2015 to present

Mr. Goode has held several leadership positions in business services and operations. This experience, combined with his involvement in the state political process, enables him to contribute to the Board of Directors in the areas of marketing and product development, business operations and political/government affairs.

Ronald F. Hunt	Attorney and Private Investor
73 Director since July 5, 1995

Professional Highlights:

•  Attorney and Private Investor—1990 to present

•  Founding Chairman, National Student Clearinghouse—1994 to 1996; 1997 to 2004

•  Executive Vice President and General Counsel, Student Loan Marketing Association—1984 to 1990; various officer positions—1973 to 1984

•  Secretary, United States Securities and Exchange Commission—1971 to 1973

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Trustee, Warren Wilson College Board of Trustees—2003 to present

•  Member, Riverside Theater Board of Trustees—2012 to present

Mr. Hunt’s extensive and deep involvement with the student loan industry and his legal background enable him to bring to the Board of Directors a valuable perspective in the areas of corporate governance, academia, financial services, student/consumer lending and legal and regulatory matters.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Marianne M. Keler	Attorney, Keler & Kershow, PLLC
61 Director since April 30, 2014

Professional Highlights:

•  Attorney, Keler & Kershow, PLLC—2006 to present

•  Executive Vice President, Consumer Finance, Corporate Strategy & Administration, Sallie Mae—2004 to 2006

•  Senior Vice President & General Counsel, Sallie Mae; President, Student Loan Marketing Association—1997 to 2004

•  Vice President & Associate General Counsel—1990 to 1997; various other positions—1985 to 1997

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Board Chair, Building Hope (Charter school lender) 2004 to present

•  American University in Bulgaria, Board Chair—2006 to 2014

•  Member, Georgetown University Board of Regents—2009 to 2015

•  Founding Director, National Student Clearinghouse—1993 to 2009

Directorship of other public companies:

•  CubeSmart (NYSE: CUBE)—2007 to present

Ms. Keler’s legal background and experience in the student loan industry and with Sallie Mae bring valuable perspective to the Board of Directors in the areas of student/consumer lending, legal and corporate governance and higher education.

Jim Matheson	Principal, Squire Patton Boggs
56 Director since March 26, 2015

Professional Highlights:

•  Principal in the Public Policy Practice, Squire Patton Boggs—2015 to present

•  Member of the United States House of Representatives—2001 to 2015

•  Founder of The Matheson Group—1999 to 2000

•  Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•  Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; and Transportation and Infrastructure Committee—2001 to 2007

•  Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

Mr. Matheson’s extensive experience in public policy and financial services enable him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jed H. Pitcher	Former President and Chief Operating Officer at the Regence Group
75 Director since April 30, 2014

Professional Highlights:

•  President and Chief Operating Officer of Regence Group, a healthcare insurance provider—2000 to 2004

•  Chairman, President and Chief Executive Officer of Regence Blue Cross Blue Shield of Utah Group—1981 to 2000

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2005 to present

•  Member and Chair, Utah State Board of Regents—2001 to present

•  Honorary Doctorate, Utah State University—2016

•  Director and Chair, Workers Compensation Fund of Utah—1988 to 1997

•  Trustee and Chair, Utah State University Board of Trustees—1991 to 1999

•  Member and Vice Chair, Salt Lake Area Chamber of Commerce Board of Governors—1992 to 1995

•  Director, Westminster College—1987 to 1991

Mr. Pitcher’s extensive leadership experience in the insurance industry and higher education governance and policy-making enables him to bring valuable insight to the Board of Directors in the areas of finance, business operations and corporate governance.

Frank C. Puleo	Attorney
70 Director since March 20, 2008

Professional Highlights:

•  Attorney—2006 to present

•  Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP, a law firm—1995 to 2006; Partner—1978 to 2006

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Director, South Street Securities (f/k/a CMET Finance) LLC—2008 to present

•  Director, Syncora Capital Assurance Inc.—2009 to present

Directorships of other public companies:

•  Apollo Investment Corporation—2007 to present

Mr. Puleo’s background as a corporate and finance lawyer enables him to bring analytical, legal and financial insight to the Board of Directors in the areas of financial services, capital markets transactions and corporate governance.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Raymond J. Quinlan	Chairman and Chief Executive Officer, Sallie Mae
64 Director since January 16, 2014

Professional Highlights:

•   Chairman and Chief Executive Officer, Sallie Mae—April 30, 2014 to present

•   Vice Chairman, Sallie Mae—January, 2014 to April 30, 2014

•   Executive Vice President—Banking, CIT Group—2010 to 2013

•   Executive Chairman, Coastal South Bancshares, Inc.—2010

•   Business Manager at Goldman Sachs—2007 to 2008

•   Chief Executive Officer, Retail Division North America, for Citigroup—2005 to 2007

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2014 to present

Directorships of other public companies:

•   Islandsbanki, based in Reykjavik, Iceland—2009 to 2010

•   Doral Financial Company—2008 to 2010

Mr. Quinlan’s extensive background and significant leadership experience in the banking industry allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, business operations and capital markets.

Vivian C. Schneck-Last	Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company
55 Director since March 26, 2015

Professional Highlights:

•   Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014

•   Managing Director, Global Head of Technology Business Development, Goldman Sachs & Company—2000 to 2014

•   Managing Director, Global Head of Technology Vendor Management, Goldman Sachs & Company—2003 to 2014

Other Professional and Leadership Experience:

•   Director, CyberCanary—2015 to present

•   Director, Bikur Cholim of Manhattan—2014 to present

•   Committee Member, Jewish Theological Seminary—2012 to 2013

Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

William N. Shiebler	Private Investor
74 Director since April 30, 2014

Professional Highlights:

•  Private Investor—2007 to present

•  Chief Executive Officer of the Americas, Deutsche Asset Management (Deutsche Bank)—2002 to 2007

•  President and Chief Executive Officer, Putnam Mutual Funds, Senior Managing Director, Putnam Investments—1990 to 1999

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Trustee, United States Ski and Snowboard Team—2002 to present

Directorships of other public companies:

•  Calamos Asset Management, Inc.—2012 to present

•  OXiGENE, Inc.—2002 to 2012

•  MasTec Inc.—2001 to 2004

Mr. Shiebler’s extensive experience in the financial services industry and with other public companies allows him to provide valuable insight to the Board of Directors in the areas of finance, portfolio management and business operations.

Robert S. Strong	Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities
67 Director since April 30, 2014

Professional Highlights:

•  Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities—2006 to 2007

•  Managing Director, Portfolio Management, Bank of America Securities—2001 to 2006

•  Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank – 1996 to 2001

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Member, Financial Policy Review Board for the State of New Jersey—2013 to present

•  Director, CamberLink Inc.—2013 to present

•  Director, Syncora Capital Assurance Inc.—2009 to present

Mr. Strong’s extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management and business operations.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWELVE NOMINEES NAMED ABOVE.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s named executive officers requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. This proposal is advisory in nature and, therefore, is not binding upon the NGC Committee or the Board of Directors. However, the NGC Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. The Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2016 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS SALLIE MAE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

CORPORATE GOVERNANCE

Role and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Sallie Mae’s long-term strategies and set long-term performance metrics;

•	Review risks affecting Sallie Mae and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance, and governance;

•	Select, evaluate, and compensate the Chief Executive Officer and our named executive officers;

•	Plan for succession of the Chief Executive Officer and members of the executive management team;

•	Review and approve Sallie Mae’s annual business plan and multi-year strategic plan, and periodically review performance against such plans;

•	Review and approve major transactions and business initiatives;

•	Through its Audit Committee, select and oversee Sallie Mae’s independent registered public accounting firm;

•	Recommend director candidates for election by stockholders; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the NGC Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com. The Guidelines, along with Sallie Mae’s By-Laws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors and all members of the Audit and NGC Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	We combine the roles of Chairman of the Board of Directors and Chief Executive Officer. We also have a Lead Independent Director elected by the Board of Directors.

•

Each regularly scheduled Board of Directors meeting concludes with an executive session in which only members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee chair.

•	We maintain stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees conduct performance reviews annually.

•	The Board of Directors and its committees may engage their own advisors.

During 2015, the Board of Directors amended the Guidelines to remove the mandatory retirement age for Directors.

Board Leadership Structure

Raymond J. Quinlan serves as Chairman of the Board of Directors and our Chief Executive officer. The Board of Directors believes Mr. Quinlan is best situated to serve as Chairman of the Board of Directors based upon his significant consumer banking experience. In addition, the Board of Directors believes Mr. Quinlan’s combined roles as Chairman of the Board of Directors and Chief Executive Officer position him to identify effectively Sallie Mae’s strategic priorities and lead discussions on the execution of Company strategy. Mr. Quinlan’s industry-specific experience and expertise allow him to direct effectively discussions and focus decision-making on those items most important to Sallie Mae’s overall success.

To assist in discharging its oversight responsibilities, the Board of Directors appoints a Lead Independent Director. Mr. Child currently serves as the Lead Independent Director. The Lead Independent Director and the Chair of the NGC Committee are responsible for leading the annual performance review of the Chief Executive Officer. In addition, the Lead Independent Director will continue to act as an active liaison between management and Sallie Mae’s independent directors, maintaining frequent contact with both Mr. Quinlan to advise him on the progress of the Board of Directors’ committee meetings, and with individual independent directors concerning developments affecting the Company. Through the role of an active, engaged Lead Independent Director, the Board of Directors believes its leadership structure is appropriately balanced between promoting Sallie Mae’s strategic development with the Board of Directors’ management oversight function. The Board of Directors also believes its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Sallie Mae.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ listing standards.

The Board of Directors has determined that all of the individuals who served as a director during 2015 and all nominees standing for election at the Annual Meeting, other than Mr. Quinlan, our Chief Executive Officer, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit and NGC Committees is independent within the meaning of the NASDAQ listing standards, SEC Exchange Act Rule 10A-3 and Sallie Mae’s own director independence standards set forth in the Guidelines.

Board, Committee and Annual Meetings Attendance

Our Board of Directors met 10 times in 2015. Each of the then-serving directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Directors are expected to attend the Annual Meeting, and all then-serving members of the Board of Directors attended the Annual Meeting in June 2015.

Roles of the Board and Its Committees

The Company’s Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; Nominations, Governance and Compensation (“NGC”); Risk; Executive and Strategic Planning; and Preferred Stock. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions, responsibilities and delegated authority. Membership of each of the committees is established on an annual basis.

Committee charters are available at www.salliemae.com under “Investors, Corporate Governance.” Stockholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2015.

	Audit Committee(1)	Nominations, Governance and Compensation Committee	Risk Committee(2)	Executive and Strategic Planning Committee	Preferred Stock Committee
Paul G. Child	*		*
Carter Warren Franke+		*	***	*
Earl A. Goode		*	*	X Co-Chair
Ronald F. Hunt+	*	**
Marianne M. Keler++	*
Jim Matheson		*	*
Jed H. Pitcher	X	*			*
Frank C. Puleo+			X	*
Raymond J. Quinlan+				X Co-Chair
Vivian Schneck-Last	*		*	*
William N. Shiebler+		X		*	*
Robert S. Strong	*		*		X
Number of Meetings in 2015	12	11	7	1	1

X	Chair

*	Committee Member

**	On September 22, 2015, Mr. Hunt ceased to be a member of the Nominations, Governance and Compensation Committee.

***	On September 22, 2015, Ms. Franke ceased to be a member of the Risk Committee.

+	Also serves as a member of the Sallie Mae Bank Compliance Committee.

++	Also serves as Chair of the Sallie Mae Bank Compliance Committee.

(1)

The Board of Directors determined Mr. Child, Mr. Pitcher, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407 of Regulation S-K. During 2015, none of the Audit Committee members served on the audit committee of more than three public companies.

(2)

The Board of Directors determined Mr. Child, Ms. Warren Franke, Mr. Pitcher, Ms. Schneck-Last, and Mr. Strong each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. The primary risk oversight responsibilities of each of the standing committees of our Board of Directors are as follows:

Board Committee	Primary Oversight Responsibilities
Audit Committee

•  development of financial statements and periodic public reports;

•  sufficiency of internal controls over financial reporting and disclosure controls;

•  engagement of, and communications with, our independent registered accounting firm; and

•  operation of internal audit function, staffing and work plan.

Nominations, Governance and Compensation (“NGC”) Committee

•  approve all compensation and benefits for our Chief Executive Officer, Executive Vice Presidents, and independent directors;

•  approve equity-based compensation plans;

•  management’s administration of employee benefit plans;

•  management succession planning;

•  confirm our compensation practices properly balance risk and reward and do not promote excessive risk-taking;

•  implement good governance policies and measures for Sallie Mae and our Board of Directors;

•  recommend nominees for election to the Board of Directors;

•  conduct assessments of the performance of our Board of Directors and its committees; and

•  review related party transactions.

Risk Committee

•  monitor our major risk categories, including Credit, Funding and Liquidity, Market, Compliance, Legal, Operational, and Reputational;

•  review our risk management framework and supporting governance structure, roles and responsibilities established by management; and

•  creation of our risk appetite and regular reviews of key risk measures.

Executive and Strategic Planning Committee	• engage the Chief Executive Officer and senior management in the strategic planning process and recommend proposals regarding the Company’s long-term strategic initiatives.

Preferred Stock Committee	• monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

Sallie Mae Bank Committees

•  All members of the Board of Directors also serve as members of the board of directors of our wholly-owned subsidiary, Sallie Mae Bank (the “Bank”) and its committees. Our Audit, NGC and Risk committees perform similar oversight roles for the Bank. Separately, a Compliance Committee of the Bank Board of Directors has oversight over the establishment of standards related to our monitoring and control of legal and regulatory compliance risks and the qualification of employees overseeing these functions. The chair of the Compliance Committee is Ms. Keler. Other members of the Compliance Committee are: Mr. Hunt; Ms. Franke; Mr. Puleo; Mr. Shiebler; Mr. Quinlan; and Mr. James Truitt, our Chief Compliance Officer.

Nominations Process

The NGC Committee considers for nomination to the Board of Directors candidates recommended by stockholders and Board of Directors members. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation that reflects gender, ethnic, and geographic diversity. The minimum qualifications and attributes the NGC Committee believes a director nominee must possess include:

•	Knowledge of the business of Sallie Mae;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board of Directors service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing stockholders;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the NGC Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include his or her contact information and a statement of his or her share ownership. The nomination deadline for the 2016 Annual Meeting has now closed. A stockholder wishing to nominate a candidate must comply with the notice and other requirements described under “Stockholder Proposals for the 2017 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions involving Sallie Mae in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of

Sallie Mae’s business to executive officers, directors and their family members are considered Related Party Transactions and, are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the Board of Directors of the Bank.

Under the Related Party Transactions policy, the Corporate Secretary will notify the Chair of the NGC Committee of any proposed Related Party Transaction, and the Chair of the NGC Committee will determine if approval under the policy is required. If required, the NGC Committee will then review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the NGC Committee takes into account whether a transaction would be on terms no less favorable to an unaffiliated third-party under the same or similar circumstances.

Political Expenditures

The Company’s current policy on political activities is publicly available on our website at www.salliemae.com under “Investors, Corporate Governance” and sets forth the principles regarding the Company’s stance on political activities. We comply with federal, state and local lobbying registration and disclosure requirements, and we do not engage in grassroots lobbying. We work closely with the NGC Committee to review and reconsider our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan industry and the Company’s mission. Our involvement with industry associations is currently very limited and restricted to committee participation focused on the Private Education Loan industry or consumer protection regulation related to the same. In 2015, we did not pay more than $100,000 to any industry association or other group of which we are a member. We report the estimated portions of these expenses attributable to political expenditures by these entities in our lobbying disclosure reports.

Quarterly disclosures detailing Company lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

At this time, we do not believe the preparation and dissemination of any additional reports on these matters would provide any meaningful information to our stockholders. We will continue to consider the value to stockholders of additional reporting of our political activities as our activities evolve, and review this matter periodically with the NGC Committee.

Formation of the Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. Its predecessor prior to the Spin-Off (the “Spin-Off”) of Navient Corporation (“Navient”) in April 2014, all of its assets, and all of its activities were assumed and taken over by Navient in connection with the Spin-Off.

Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC and corporate political contributions on a quarterly basis. The PAC’s Advisory Board evaluates candidates on the basis of their views on issues that impact Sallie Mae and its employees. It also takes note of whether Sallie Mae facilities or employees reside in a candidate’s district or state.

Our PAC contributions are published on the FEC website, including the recipient and amount of all Sallie Mae PAC contributions.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Lead Independent Director, or any other individual member of the Board of Directors by contacting the Lead Independent Director in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board of Directors members and all employees. The Code of Business Conduct is available on the Company’s website (www.salliemae.com under “Investors, Corporate Governance”) and a written copy is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer or any director), at this location on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to any other matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented.

3.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.salliemae.com under “Investors, Corporate Governance.”

5.

The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee

Jed H. Pitcher (Chair)

Paul G. Child

Ronald F. Hunt

Marianne M. Keler

Vivian C. Schneck-Last

Robert S. Strong

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees for 2015 and 2014

Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG LLP, for fiscal years ended December 31, 2015 and 2014, are set forth below.

	2015	2014
Audit Fees	$1,660,775	$1,819,490
Audit-Related Fees	$390,000	$200,000
Tax Fees	$530,246	$588,850
All Other Fees	—	—
Total	$2,581,021	$2,608,340

Audit Fees.    Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.    Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees.    Tax fees include fees for federal and state tax compliance, and tax consultation services. For 2015, the Tax Fees billed by KPMG LLP and reported above include fees of $342,796 for federal and state tax compliance, and tax consultation services allocable to

Navient Corporation (“Navient”) in connection with the joint 2014 tax return filed following the Spin-Off and for which Navient made payment.

All Other Fees.    All other fees for the fiscal year ended December 31, 2015 were $0. All other fees for the fiscal year ended December 31, 2014 were $0.

Pre-Approval Policies and Procedures

The Audit Committee’s charter addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG LLP during 2015. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG LLP. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

OWNERSHIP OF COMMON STOCK

The following table provides information about each stockholder known to Sallie Mae to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such stockholder in 2016 for the year ended December 31, 2015, on Schedule 13G, as amended, as applicable under the Exchange Act. As of February 29, 2016, the Company had 427,557,044 outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	48,902,329	11.5%

Goldman Sachs Asset Management(3) 200 West Street New York, NY 10282	46,799,134	11.0%

FMR LLC(4) 245 Summer Street, Boston, Massachusetts 02210	38,307,001	8.989%

Barrow, Hanley, Mewhinney & Strauss, LLC(5) 2200 Ross Avenue 31st Floor Dallas, TX 75201-2761	35,918,545	8.43%

Prudential Financial, Inc.(6) 751 Broad Street Newark, New Jersey 07102-3777	34,605,945	8.1%

Jennison Associates LLC(7) 466 Lexington Avenue New York, NY 10017	34,141,682	8.0%

The Bank of New York Mellon Corporation(8) 225 Liberty Street New York, New York 10286	33,112,058	7.77%

(1)

Based on information in the most recent Schedule 13G or Schedule 13G amendment, as the case may be, filed with the Securities and Exchange Commission pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2015. Percentages are based on computations contained in the Schedule 13G or Schedule 13G amendment of the reporting entity.

(2)

Information is as of December 31, 2015 and is based upon a Schedule 13G/A, filed with the SEC on January 8, 2016, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 46,619,932 shares of Common Stock and the sole power to dispose of or direct the disposition of 48,902,329 shares of Common Stock.

(3)

Information is as of December 31, 2015 and is based upon a Schedule 13G/A, filed with the SEC on February 10, 2016, by Goldman Sachs Asset Management (Goldman Sachs Asset Management, L.P., together with GS Investment Strategies, LLC, “Goldman Sachs Asset Management”), a Delaware limited partnership. The reporting entity reported shared power to vote or to direct the vote for 40,841,305 shares of Common Stock and shared power to dispose of or direct the disposition of 46,799,134 shares of Common Stock.

(4)

Information is as of December 31, 2015 and is based upon a Schedule 13G/A, filed with the SEC on February 12, 2016 by FMR LLC, a Delaware limited liability company, and Abigail P. Johnson, through her control of the subsidiaries of FMR LLC. The reporting entity reported the sole power to direct the voting of 182,422 shares of Common Stock and the sole power to dispose of or direct the disposition of 38,307,001 shares of Common Stock.

(5)

Information is as of December 31, 2015 and is based upon a Schedule 13G, filed with the SEC on February 3, 2016, by Barrow, Hanley, Mewhinney & Strauss, LLC, a Delaware limited liability company. The reporting entity reported sole power to vote or direct the vote for 12,803,449 shares of Common Stock, shared power to vote or to direct the vote for 23,115,096 shares of Common Stock and sole power to dispose or to direct the disposition of 35,918,545 shares of Common Stock.

(6)

Information is as of December 31, 2015 and is based upon a Schedule 13G/A, filed with the SEC on January 28, 2016, by Prudential Financial, Inc., a New Jersey corporation, and its direct or indirect subsidiaries. The reporting entity reported the sole power to vote or direct the voting for 1,752,950 shares of Common Stock, shared power to vote or direct the voting for 32,420,555 shares of Common Stock, the sole power to dispose of or direct the disposition of 1,752,950 shares of Common Stock, and shared power to dispose of or direct the disposition of 32,852,995 shares of Common Stock.

(7)

Information is as of December 31, 2015 and is based upon a Schedule 13G/A, filed with the SEC on February 5, 2016, by Jennison Associates LLC, a Delaware limited liability company. The reporting entity reported the sole power to vote or direct the voting for 33,709,242 shares of Common Stock and shared power to dispose of or direct the disposition of 34,141,682 shares of Common Stock.

(8)

Information is as of December 31, 2015 and is based upon a Schedule 13G/A, filed with the SEC on February 2, 2016, by The Bank of New York Mellon Corporation, a New York corporation, and its direct or indirect subsidiaries. The reporting entity reported the sole power to vote or direct the voting for 28,924,014 shares of Common Stock, the sole power to dispose of or direct the disposition of 32,901,777 shares of Common Stock, and shared power to dispose of or direct the disposition of 209,317 shares of Common Stock.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the NEOs listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of March 31, 2016, unless noted otherwise. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares(1)	Vested Options(2)	Total Beneficial Ownership	Percent of Class
Director Nominees
Paul G. Child	15,540	106	15,646	*
Carter Warren Franke	13,887	—	13,887	*
Earl A. Goode	52,095	47,748	99,843	*
Ronald F. Hunt(3)	250,809	41,748	292,557	*
Marianne M. Keler	38,912	871	39,783	*
Jim Matheson	7,834	—	7,834	*
Jed H. Pitcher(4)	20,435	1,496	21,931	*
Frank C. Puleo	56,095	31,748	87,843	*
Raymond J. Quinlan	1,285,135	—	1,285,135	*
Vivian C. Schneck-Last	7,834	—	7,834	*
William N. Shiebler(5)	16,875	801	17,676	*
Robert S. Strong	25,887	—	25,887	*
Named Executive Officers
Laurent C. Lutz	1,073,650	66,139	1,139,789	*
Steven J. McGarry(6)	303,542	8,246	311,788	*
Charles P. Rocha	228,372	32,792	261,164	*
Jeffrey F. Dale	150,520	—	150,520	*
Current Directors and Executive Officers as a Group (18 Persons)	3,950,405	240,281	4,190,686	0.98%

(1)	Includes RSUs that will vest within 60 days of March 31, 2016 as follows: Lutz—22,087; McGarry—5,543; Quinlan—27,963; Rocha—4,927.

(2)

Shares that may be acquired within 60 days of March 31, 2016, through exercise of vested stock options. Net settled options are shown on a “spread basis” and if not in-the-money shown as 0. Traditional stock options are included in this column on a one-to-one basis, the majority of which are currently underwater. The number of traditional stock options for each individual are as follows: Mr. Goode—22,600; Mr. Hunt—16,600; Mr. Pitcher—500; and Mr. Puleo—6,600.

(3)	Share total includes 48,067 shares credited as phantom stock units to a deferred compensation plan account.

(4)	Includes 2,633 shares held in trust.

(5)	Includes 1,027 shares held in trust.

(6)	Includes 110 shares credited as phantom stock units due to a deferred compensation plan account, and 2,141 shares held in a 401(k) account.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Quinlan is included in Proposal 1—Election of Directors.

Name and Age	Position and Business Experience
Laurent C. Lutz 56

•  Executive Vice President, General Counsel and Corporate Secretary, SLM Corporation—May 2012 to present; Executive Vice President and General Counsel, SLM Corporation—January 2011 to May 2012

•  Chief Legal Officer and Corporate Secretary, BearingPoint, Inc., a global management and technology consulting firm—March 2006 to December 2008. On February 27, 2009, BearingPoint, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code

Steven J. McGarry 58

•  Executive Vice President and Chief Financial Officer, SLM Corporation—May 2014 to present; Senior Vice President—Corporate Finance and Investor Relations, SLM Corporation—June 2013 to April 2014; Senior Vice President—Investor Relations, SLM Corporation—June 2008 to June 2013

Charles P. Rocha 54

•  Executive Vice President and Chief Marketing Officer, SLM Corporation—February 2015 to present; Senior Vice President and Chief Marketing Officer, SLM Corporation—February 2013 to February 2015; Senior Vice President—Student Lending Sales & Marketing, SLM Corporation—September 2009 to January 2013

•  Senior Vice President—Strategic Integration Executive, Bank of America—2008 to 2009

Paul F. Thome 65

•  Executive Vice President and Chief Administrative Officer, SLM Corporation and President of Sallie Mae Bank, February 2016 to present; Senior Vice President SLM Corporation and President of Sallie Mae Bank, January 2011 to February 2016; Senior Vice President—Business Finance, March 2009 to January 2011

•  Chief Financial Officer and Co-Founder, Credit One Financial Services LLC, October 2006 to March 2009

•  Executive Vice President, MBNA Corporation 1996 to 2006

Jeffrey F. Dale 54

•  Senior Vice President and Chief Risk Officer, SLM Corporation—July 2014 to present

•  North American Group Risk Director, Citigroup—February 2009 to July 2014; Divisional Risk Officer, Lloyds TSB—July 2006 to February 2009

EXECUTIVE COMPENSATION

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The year ended December 31, 2015 marked another successful year for Sallie Mae. 2015 was our first full year of operations post separation from Navient Corporation (“Navient”). We remain the leader in the Private Education Loan marketplace. Excluding those members of our compensation peer group engaged in significant mergers and acquisitions in 2015(1), for the year we exceeded our compensation peers in earnings per share growth, return on equity, and return on assets.

In 2015, we completed the final steps of our operational separation from Navient, most notably with the implementation of a new originations platform. Our company had a terrific performance year, all the while having made meaningful and deliberate investments to improve the experience of our customers. These investments in our online servicing platform, mobile applications, on-shoring of customer operations, and people development have resulted in a significant improvement in our customer satisfaction metrics. These improvements coupled with our 40% increase in year-over-year earnings per share and gains in market share made 2015 an exceptional year by all measures.

We have worked carefully and deliberately with our management and independent compensation consultant to recognize our employees for their 2015 performance in a manner that reflects the strength of our results. For 2016, we are introducing a new performance stock unit component as part of our long-term incentive compensation program for Named Executive Officers. This program provides yet another tool to align executive compensation with the long-term performance of the Company and our shareholder interests.

These changes in our compensation program have been put in place by our Committee as a way to promote prudent management decision-making and to profitably drive the evolution of our consumer banking business, all while ensuring we motivate, reward, and retain employees.

In conclusion, we have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

Nominations, Governance and Compensation Committee

William N. Shiebler, Chair

Carter Warren Franke

Earl A. Goode

Jim Matheson

Jed H. Pitcher

(1)	Bank of the Ozarks, PacWest Bancorp, MB Financial, Inc. and SVB Financial Group.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”) we describe our compensation practices and programs in the context of our five most highly compensated executive officers (hereinafter “Named Executive Officers” or “NEOs”). It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees beyond our NEOs.

Named Executive Officers

For the fiscal year ended December 31, 2015, our Named Executive Officers were:

•	Raymond J. Quinlan, Chairman of the Board of Directors and Chief Executive Officer;

•	Steven J. McGarry, Executive Vice President and Chief Financial Officer;

•	Laurent C. Lutz, Executive Vice President, General Counsel and Corporate Secretary;

•	Charles P. Rocha, Executive Vice President and Chief Marketing Officer; and

•	Jeffrey F. Dale, Senior Vice President and Chief Risk Officer.

Achievement of 2015 Management Objectives

The Company met or exceeded most of its financial and operational goals for 2015 and was in the top quartile of its compensation peer group with respect to earnings per share and asset growth, operating efficiency improvements, and returns on equity and assets.

Management Objective	Highlights
Prudently Grow Private Education Loan Assets and Revenues

•  Originated $4.3 billion in new Private Education Loans in 2015, up 6 percent from 2014.

•  Maintained our average FICO scores and cosigner rates on 2015 originations at levels basically unchanged from year-end 2014 levels.

•  Sold $1.5 billion of Private Education Loans to third parties, recording gains on sale of $135 million.

•  Provision expense on our Private Education Loans was $87 million for the year ended December 31, 2015, compared with $84 million in 2014.

		Actual			Well Capitalized Regulatory
		2014 Ratio	2015 Ratio		2015 Minimum Ratio
Maintain Our Strong Capital Position	Tier I Capital (to Average Assets)	11.5%	12.3	% ≥	5.0 percent
	Tier 1 Capital (to Risk-Weighted Assets)	15.0%	14.4	% ≥	8.0 percent
	Total Capital (to Risk-Weighted Assets)	15.9%	15.4	% ≥	10.0 percent
	Common Equity Tier 1 Capital (to Risk-Weighted Assets)		14.4	% ≥	6.5 percent

Complete Necessary Steps to Permit the Bank to Independently Originate and Service Private Education Loans

•  Fully implemented the Bank’s new loan origination platform.

•  Transitioned all outsourced call center operations from the Philippines to United States locations.

•  Serviced all of our Private Education Loans with our own post-Spin-Off personnel and platforms.

•  In the latter half of 2015, developed the ability to retain and collect charged-off loans using our own personnel.

Management Objective	Highlights
Continue to Expand the Bank’s Capabilities and Enhance Risk Oversight and Internal Controls

•  Completed the adoption of the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) with respect to our internal controls over financial reporting.

•  Enterprise Risk Management program buildout continued and foundation for 2016 Dodd-Frank Act Stress Testing (“DFAST”) submission laid.

•  Strengthened our Internal Audit function by adding eight additional professional staff, implementing several new automated systems, and significantly increasing the professional certifications of Internal Audit’s staff members.

•  Redesigned Servicemembers Civil Relief Act process and procedures approved by Department of Justice.

•  In 2014, we engaged a third-party firm to conduct independent audits of consumer protection processes and procedures, including our own compliance management system. At this time, that engagement is ongoing and we are beginning our second full cycle of those audits. To-date, we have received no high-risk findings.

Manage Operating Expenses While Improving Efficiency and Customer Experience

•  Operating expenses, excluding restructuring and other reorganization expenses, were $351 million for the year ended December 31, 2015, as compared to $278 million for the prior year.

•  Restructuring and other reorganization expenses were $5 million for the year ended December 31, 2015, compared with $38 million for the year ended December 31, 2014.

For additional information with regard to each of these objectives and their achievement, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2016.

Compensation Practices Summary

What We Do

✓	Tie significant portions of compensation to Company performance

✓	Mitigate risk taking by utilizing equity awards vesting over 2-3 year periods, while placing caps on potential payments and maintaining equity clawback provisions

✓	Require significant share ownership by the Chairman and CEO, Executive Vice Presidents, and Senior Vice Presidents

✓	NGC Committee determines achievement of both corporate and individual performance of NEOs, as well as all aspects of their compensation and incentives

✓	Annual risk assessment of significant employee incentive plans

What We Don’t Do

×	Since 2014, no individual employment agreements

×	No individual change-in-control agreements

×	No excise tax gross-ups

×	No hedging of Common Stock

×	No accelerated settlement of equity awards

×	No above-market returns on deferred compensation plans

×	No pension benefits provided

Chief Executive Officer Compensation Summary for 2015

•	An annual base salary of $750,000.

•	An annual bonus of $1,355,000 paid 50% in cash, 50% in three-year, time-vesting Restricted Stock Units (“RSUs”).

•	A long-term equity-based incentive opportunity of $3,000,000 in three-year, time-vesting RSUs.

•	Other consideration and benefits valued at $48,250.

Allocation of Compensation

The NEOs’ total compensation for 2015 consisted of annual base salaries, annual bonuses (determined and paid in cash and RSUs in early 2016), and LTIP awards of RSUs granted in 2015. Set forth below are the 2015 pay mix for these elements for Mr. Quinlan and for Messrs. McGarry, Rocha and Dale as a group.(1)

(1) Pursuant to his employment agreement, Mr. Lutz did not participate in incentive compensation plans in 2015 and has therefore been excluded.

Compensation Philosophy and Elements of Compensation

The pay-for-performance philosophy underlying our executive compensation program provides a competitive total compensation program tied to both Company and individual performance and aligned with the interests of our stockholders. We use the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•	A significant portion of the total compensation of our executives is earned based on achievement of enterprise-wide goals that impact shareholder value.

•	Base salaries and benefits that are competitive and permit us to attract, motivate, and retain those executives who drive our success.

•	Compensation of our executives is heavily weighted toward long-term equity-based incentives to reward long-term growth and focus management on sustained success and shareholder value creation.

•	The interests of our executives should be linked with those of our common stockholders.

•	We provide competitive employee benefits and limited perquisites.

The compensation program in 2015 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

Compensation Element	Objective	Type of Compensation
Base salary	To provide a base level of cash compensation for senior executives based on level and responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual incentive bonus	To encourage and reward senior executives for achieving annual corporate performance and individual goals.

Variable compensation. Annual bonus amounts for 2015 have been determined based on corporate and individual performance components and payable in a combination of cash and RSUs. RSUs are subject to transfer restrictions that lapse in equal increments over a maximum of three years.

Long-term equity-based incentives	To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.

Multi-year variable compensation. Generally granted annually. In 2015, these grants were made exclusively in RSUs vesting in equal increments over a three-year period. For 2016, these grants consist of 80% RSUs with similar vesting provisions and 20% Performance Stock Units (“PSUs”) vesting based upon cumulative charge-offs of our fourth-quarter 2015 full principal and interest repayment cohort over a three-year performance period further described below in “Changes to NEO Compensation for 2016.”

Health, Welfare and Retirement benefits	To promote employee health and protect financial security.	Fixed compensation. Company subsidies and matching contributions, respectively.

Deferred Compensation Plan and Supplemental 401(k) Savings Plan	To provide retirement planning opportunities.

Provided benefit. The Sallie Mae Deferred Compensation Plan (the “Deferred Compensation Plan”) and the Supplemental 401(k) Savings Plan provide our highly compensated executives with a vehicle into which they can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.

Severance benefits	To maintain continuity of management in light of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.

Fixed cash compensation-based severance payments. Equity awards generally continue to vest on their terms after changes of control or involuntary terminations other than for cause. For more information, see “Arrangements with Named Executive Officers below.

Perquisites	To provide business-related benefits to assist in attracting and retaining key executives.

Fixed compensation. Consists primarily of reimbursement of ordinary and reasonable business expenses, executive physical examinations and, in limited instances, directed charitable giving made by an affiliate, The Sallie Mae Fund, upon request of our employees, for charities that align with our mission.

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish Chief Executive Officer’s compensation based on findings and recommendations of NGC Committee and Lead Independent Director.

•  Receives report from NGC Committee with respect to annual Management Incentive Plan (“MIP”) target achievement and bonus pool funding.

NGC Committee

•  Sets annual MIP targets and approves NEO individual performance goals at the beginning of each year.

•  Establishes annual long-term equity-based incentive plan awards for senior executives, including NEOs, and establishes related performance-based metrics.

•  Retains independent compensation consultant on annual basis.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with Lead Independent Director in the annual performance and compensation review of Chief Executive Officer and recommendation to the Board of Directors.

•  Reviews and approves all aspects of NEO compensation.

•  Certifies annual achievement of MIP targets, aggregate MIP bonus pool, and NEO individual performance goals.

Lead Independent Director	• Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

NGC Committee Chair

•  Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

•  Participates with Chief Executive Officer in final review and approval of all individual MIP and long-term incentive awards to all eligible senior executives other than NEOs.

Chief Executive Officer

•  Reviews performance of all other NEOs with NGC Committee and makes recommendations with regard to their salaries, bonuses, and long-term incentive awards.

•  Participates with NGC Committee Chair in final review and approval of all individual MIP and long-term incentive awards to all eligible senior executives other than NEOs.

Compensation Consultant

•  Assists the NGC Committee in the review and oversight of all aspects of our executive compensation programs, particularly as relates to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs in light of prevailing regulatory and market practices.

Chief Risk Officer

•  The adoption of any proposed employee incentive compensation plan requires the Chief Risk Officer (“CRO”) to first conduct a risk assessment of the proposed incentive compensation plan to ascertain any potential material risks that may be created by the proposed plan.

In establishing compensation levels, policies, and performance for 2015, the NGC Committee also considered the results of the annual “say-on-pay” advisory vote of stockholders, which received the approval of approximately 87 percent of the shares present in person or represented by proxy and entitled to vote on the matter at our 2015 annual meeting of stockholders.

Risk Assessment of Compensation Policies

The CRO coordinates the risk assessment and oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from human resources, audit, compliance, and legal. The CRO’s responsibilities include oversight of the annual risk review and assessment of Sallie Mae’s incentive compensation plans to ensure the Company’s employees are not incented to take inappropriate risks which could impact Sallie Mae’s financial position and controls, reputation, and operations; and to develop policies and procedures to ensure the Company’s incentive compensation plans are designed to achieve its business goals within acceptable risk parameters. The CRO periodically reports to the NGC Committee on the controls and reviews of Sallie Mae’s incentive compensation plans.

The CRO presented his conclusions with respect to our 2015 management incentive and long-term incentive plans to, and the NGC Committee agreed, the risks embedded in those plans were within Sallie Mae’s ability to effectively monitor and manage, properly balanced risk and reward, and were not likely to promote excessive risk taking.

Compensation Consultant

The NGC Committee retains a compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the NGC Committee, as requested, and communicated with the chair of the NGC Committee. Frederic W. Cook & Co., Inc. has served as our compensation consultant (the “Compensation Consultant”) since May 22, 2015. Since their appointment, some of the services the Compensation Consultant has provided have included:

•	Assisted in developing a peer group of companies for benchmarking executive and director compensation;

•	Provided market-relevant information as to the composition of director and executive compensation;

•	Provided views on the reasonableness of amounts and forms of director and executive compensation;

•	Assisted the NGC Committee with incentive plan design decisions; and
•	Reviewed drafts and commented on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, the NGC Committee considers the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. At this time, the NGC Committee has concluded there is no conflict of interest with regard to the Compensation Consultant.

Committee Interlocks and Insider Participation

All members of the NGC Committee are independent directors and no current member is or has been an employee of Sallie Mae. During 2015, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the NGC Committee.

Peer Group Analysis

The NGC Committee works with the Compensation Consultant to select a financial services peer group for purposes of identifying and considering comparative compensation data in determining the compensation of our Chief Executive Officer and other NEOs. We revised our peer group in 2015 to more accurately compare to the size and scope of our current business following completion of the Spin-Off. The peer group utilized for purposes of setting NEO compensation components is as follows:

Peer Group
Bank of the Ozarks Commerce Bancshares, Inc. Everbank Financial Corp. First Republic Bank/CA F.N.B. Corporation Hancock Holding Company IberiaBank Corporation MB Financial, Inc.	PacWest Bancorp Private Bancorp, Inc. Prosperity Bancshares, Inc. Signature Bank SVB Financial Group Texas Capital Bancshares, Inc. Webster Financial Corp. Western Alliance Bancorporation

The NGC Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

Changes to NEO Compensation for 2016

Change	Summary
Introducing New MIP Metrics for 2016

•  We are adding an overall customer satisfaction component to our existing MIP metrics.

•  We are changing our existing Private Education Loan Default metric to be monitored on a gross default basis, rather than a net default basis to exclude the impact of defaulted loan collections from the performance of our portfolio.

Performance Stock Units (“PSUs”) Introduced for NEO Long-Term Incentive Awards

•  We are replacing approximately 20% of the three-year, time-vesting RSUs awarded to our NEOs with PSUs that:

•  vest over a range of 0%—150% based on the level of cumulative charge-offs from 2016-2018 on the fourth quarter 2015 cohort of Private Education Loans then entering full principal and interest repayment; and

•  have the NGC Committee approve the determination of actual performance relative to pre-established targets.

Changes to Composition of Annual Bonuses

•  We will continue to require our NEOs, Controller, Bank President, and Senior Vice President-Credit and Collections to receive a portion of their annual bonuses in vested RSUs with three-year, ratably lapsing transfer restrictions.

•  For our other MIP participant employees, annual bonuses will be paid currently in cash to better align with industry practices.

We believe that emphasis on maintaining the credit quality of our Private Education Loans over the next three years is the most important and consistent metric of our business model over this timeframe. We have selected cumulative charge-offs against our fourth-quarter 2015 full principal and interest repayment cohort as the relevant PSU credit quality metric, as loans in this cohort going into full principal and interest repayment during the fourth quarter 2015 are the first to do so since our complete operational separation from Navient in the Spin-Off.

2015 Management Incentive Plan for Named Executive Officers (“2015 MIP”)

The 2015 MIP used Core Earnings Per Share (“Core EPS”) as the performance metric for establishing its funding pool. A combination of corporate metrics and individual performance goals were then used to guide the NGC Committee in its exercise of downward discretion for determining the final awards to the NEOs. For the NEOs, the corporate and individual performance components of their bonus targets were 80% and 20%, respectively.

For the corporate portion of the 2015 MIP, five corporate performance metrics were utilized. These metrics were derived from management’s 2015 objectives identified in Sallie Mae’s annual business plan. Those metrics were:

•	“Core Earnings Per Share”(1)

•	Private Education Loan Originations;

•	Operating Expenses;

•	Net Private Education Loan Defaults as a Percentage of Average Loan Balances in Full Principal and Interest Repayment; and

•	Weighted Average Origination FICO Scores.

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to the Company’s overall operating plan. Unless otherwise limited by an employment agreement, our NEOs are each eligible to receive bonuses up to a stated maximum percentage of their base salary.

2015 MIP Computation

In January 2016, the NGC Committee and the Lead Independent Director reviewed our relative achievement of the previously identified bonus pool funding and approved corporate performance metrics and, after discussions with our Chief Executive Officer, determined that for the year ended December 31, 2015 (i) the bonus pool funding should be at the maximum level based on the achievement of Core EPS of $0.59 and (ii) the weighted achievement of the 2015 MIP corporate performance metrics was attained at a level of 113.3 percent of the targets set under the 2015 MIP.

To determine final awards, the NGC Committee exercised downward discretion from the bonus pool funding level to reduce the NEOs’ bonus payouts under the 2015 MIP funding pool to more precisely correlate the achievement of the relative percentages of both corporate and individual performance components applicable to each NEO. The following chart provides more information on the computation of the corporate performance score.

Corporate Performance Goal	Target	Actual Performance	Award Factor	Weighting	Corporate Performance Score
Core Earnings Per Share	$0.49	$0.59	150.0%	35%	52.50%
Private Education Loan Originations	$4,300	$4,334.5	103.5%	25%	25.88%
Operating Expenses	$325	$350.4	68.7%	25%	17.18%
Net Private Education Loan Defaults (as % of Average Loan Balances in Full Repayment)	1.10%	0.82%	128.0%	10%	12.80%
Weighted Average 2015 Originations FICO Scores	745	748	100.0%	5%	5.00%

Total					113.3%

(1)

For a description of how we calculate “Core Earnings” and for a reconciliation of “Core Earnings” to the nearest comparable GAAP measure, see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Core Earnings” in the Company’s 2015 Form 10-K.

Applying the corporate performance score of 113.3 percent and the NGC Committee’s assessment of NEO individual achievement, the bonus payment to each NEO under the NEO MIP and their components are set forth below.

Named Executive Officer	Target Bonus as a % of Base Salary	2015 Target Bonus $ Amount	2015 Corporate Performance Bonus Component(1)	2015 Individual Performance Bonus Component(1)	2015 Total Bonus
Raymond J. Quinlan	150%	$1,125,000	$1,019,700	$335,300	$1,355,000
Steven J. McGarry	150%	$600,000	$543,840	$121,160	$665,000
Laurent C. Lutz(2)	—	$—	$—	$—	$—
Charles P. Rocha	150%	$600,000	$543,840	$121,160	$665,000
Jeffrey F. Dale	100%	$400,000	$362,560	$82,440	$445,000

(1)	For the NEOs, the corporate and individual performance components of their bonus targets were 80% and 20%, respectively.

(2)	Pursuant to his employment agreement, Mr. Lutz was not eligible for participation in the 2015 MIP.

The NGC Committee’s assessment of NEO individual achievement considered the following:

Raymond J. Quinlan:    During 2015, Mr. Quinlan led us in achieving significant improvements in several areas of operations, enhancing service quality and customer experience, all while increasing earning per share by 38% year-over-year. We again increased market share, lowered our cost of credit, and realized a return on equity of 18%.

Steven J. McGarry:    Mr. McGarry and his team completed $1.5 billion in asset sales at substantial premiums. We also completed our first ABS financing, in part allowing us to retain a net interest margin in excess of 5%.

Charles P. Rocha:    Mr. Rocha and his team exceeded our origination goals, expanded our school channel team, and increased the number of schools with which we are engaged. Mr. Rocha also led development of our three-year business plan.

Jeffrey F. Dale:    Mr. Dale completed the buildout of our Chief Risk Officer function, implemented a management-oversight committee structure, and led a bank-wide risk self-assessment project for managers.

NEO Long-Term Incentive Programs

As previously described, 2015 LTIP awards consisted of three-year, time-vesting RSUs granted in early 2015. For 2016, the NGC Committee utilized a combination of (i) 80% RSUs vesting in one-third increments over each anniversary of the grant dates of the RSUs, and (ii) 20% PSUs vesting in 2019 upon certification by the NGC Committee as to satisfaction of the performance factor.

LTIP awards are treated as compensation in the year granted. 2016 LTIP awards information is provided for context regarding NEO compensation decisions taken after year-end and unrelated to 2015 performance.

Named Executive Officer	2015 LTIP RSUs ($)	2016 LTIP RSUs ($)	2016 LTIP PSUs(1) ($)
Raymond J. Quinlan	3,000,000	2,700,000	675,000
Steven J. McGarry	480,000	400,000	100,000
Laurent C. Lutz(2)	—	—	—
Charles P. Rocha	375,000	380,000	95,000
Jeffrey F. Dale	300,000	300,000	75,000

(1)

PSUs granted in 2016 to NEOs are disclosed in this column at the target level. PSUs will vest over a range of 0%-150% based on the level of cumulative charge-offs for 2016 – 2018 from the fourth quarter 2015 cohort of Private Education Loans entering full principal and interest repayment.

(2)	Pursuant to the terms of his employment agreement, Mr. Lutz is ineligible for long-term incentive awards in 2015 and 2016.

Other Arrangements, Policies and Practices Related to Executive Compensation Programs

Share Ownership Guidelines

As of December 31, 2015, the guidelines for beneficial ownership of our Common Stock, which are expected to be achieved over a five-year period from date of hire or appointment, were as follows:

•	Chief Executive Officer—lesser of 1 million shares or $5 million in value;

•	Executive Vice President—lesser of 200,000 shares or $1 million in value; and

•	Senior Vice President—lesser of 70,000 shares or $350,000 in value.

The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of senior executives with the interests of our stockholders. Executives generally must hold all Common Stock acquired through equity grants until the applicable thresholds are met, and an executive will not be eligible to receive further equity grants for the year if he or she sells the stock and such sale would result in a decrease below the established thresholds.

All current NEOs were in compliance with the share ownership guidelines as of December 31, 2015 or are expected to achieve compliance within the applicable five-year period.

Hedging Prohibition

We prohibit directors and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.

Clawback

Equity awards made to executives, including our NEOs, under the SLM Corporation 2012 Omnibus Incentive Plan (the “2012 Plan”) currently contain clawback provisions in the event of a material misstatement of our financial results and other events.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in Sallie Mae Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2015 all required reports were filed in a timely manner.

Tax Information: Section 162(m) of the Code: Tax Deductibility of Compensation over $1 million

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) can potentially disallow a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and three other highest paid NEOs (excluding the Chief Financial Officer) who were serving as of the last day of our fiscal year. One exception to Section 162(m)’s disallowance of a U.S. federal income tax deduction for compensation over $1 million applies to “performance-based compensation” paid pursuant to stockholder-approved plans. Although much of the compensation opportunity in our executive compensation program historically has been performance-based and generally deductible for U.S. federal income tax purposes, the NGC Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

All outstanding long-term incentive awards granted to the NEOs in 2014 and prior years were adjusted in connection with the Spin-Off. See Attachment B to the Company’s 2015 proxy statement for additional information.

Nominations, Governance and Compensation Committee—Delegation of Authority

Pursuant to the 2012 Plan, the NGC Committee has delegated limited authority to a subcommittee consisting of our Chairman and Chief Executive Officer and the Chair of the NGC Committee to approve bonuses, including RSUs, paid under the 2015 MIP to non-NEO employees. The NGC Committee has also delegated limited authority to our Chairman and Chief Executive Officer to make grants to new hires who are not subject to Section 16(b) of the Exchange Act. Neither subcommittee is permitted to grant awards to our NEOs or persons subject to Section 16(b) of the Exchange Act.

SUMMARY COMPENSATION TABLE

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Raymond J. Quinlan	2015	750,000	—	3,677,494	—	677,500	—	48,250	5,153,244
Chairman and Chief Executive Officer	2014	600,000	60,000	4,244,971	—	675,000	—	1,238	5,581,208
	2013	—	—	—	—	—	—	—	—
Steven J. McGarry	2015	400,000	—	812,492	—	332,500	—	30,894	1,575,886
Executive Vice President and Chief Financial Officer	2014	375,000	27,500	732,484	—	282,500	—	47,877	1,465,361
	2013	—	—	—	—	—	—	—	—
Laurent C. Lutz	2015	525,000	—	—	—	—	—	23,192	548,192
Executive Vice President,	2014	525,000	1,650,000	10,945,396	—	146,928	—	13,000	13,280,324
General Counsel & Corporate Secretary	2013	525,000	—	1,552,910	597,604	357,525	—	132,593	3,165,632
Charles P. Rocha	2015	400,000	—	707,493	—	332,500	—	38,250	1,478,243
Executive Vice President and Chief Marketing Officer	2014	375,000	32,500	599,009	—	385,983	—	32,437	1,424,928
	2013	—	—	—	—	—	—	—	—
Jeffrey F. Dale	2015	400,000	—	477,994	—	267,000	—	12,635	1,157,629
Senior Vice President and Chief Risk Officer	2014	400,000	410,000	339,988	—	—	—	74,765	1,224,753
	2013	—	—	—	—	—	—	—	—

(1)

Consists of (i) the pre-Spin-Off bonuses paid to Messrs. Quinlan and Lutz, for the account of Navient, and the post-Spin-Off bonuses paid to Messrs. McGarry and Rocha for the Company’s account, in recognition of their respective contributions to the successful completion of the Spin-Off; (ii) the retention bonus paid to Mr. Lutz in cash; (iii) special bonus paid to Mr. Lutz, for the account of Navient, in recognition of his additional responsibilities and contributions to the Company during 2014; and (iv) the portion of Mr. Dale’s signing bonus payable in cash, which vested in equal increments during the first quarters of 2015 and 2016. In addition Mr. Dale’s 2014 MIP award had a guaranteed minimum payment of $350,000, of which 60 percent was paid in cash and 40 percent was deferred in the form of vested RSUs.

(2)

Consists of (i) the portions of the MIP awards that were deferred in the form of vested RSUs with respect to performance for 2015, 2014 and 2013; (ii) the PSUs granted to NEOs under the 2012 Plan in 2013 and 2012, which were converted to RSUs during 2014; (iii) the RSUs granted to Mr. Lutz in 2014 to replace the aforementioned PSUs; (iv) the NEOs’ 2014 long-term incentive awards of RSUs; (v) in Mr. Lutz’s case, a three-year cliff-vesting grant of RSUs; (vi) in Mr. Quinlan’s and Mr. Dale’s case, the RSUs granted pursuant to their respective offer letters; and (vii) the NEOs’ 2015 long-term incentive awards of RSUs. The vested RSU portions of the MIP awards carry transfer restrictions that lapse in equal increments over the next three years following the grant date. The amounts shown are the grant date fair values of the RSUs granted during 2015 and 2014 and the PSUs and RSUs granted during 2013, in each case computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 14—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2015 Form 10-K. In general, equity awards held by the NEOs at the time of the Spin-Off have been adjusted, depending on the date of the original grant, either by increasing the number of shares of Sallie Mae Common Stock covered by the award or by issuing a corresponding, additional Navient equity award, in each case in an effort to preserve the value of the original equity awards. These anti-dilution adjustments have no impact on the amounts set forth in the table.

(3)

The Company did not grant stock options during 2015 and 2014, and the amounts shown in the table are the grant date fair values of stock options granted during 2013. As discussed above, the NEOs’ outstanding stock option awards were adjusted in connection with the Spin-Off. Because these anti-dilution adjustments are meant to maintain the intrinsic value of the existing pre-Spin-Off awards pursuant to the terms of the 2012 Plan, they have no impact on the amounts set forth in the table.

(4)

Represents the cash portions of the MIP awards paid to the NEOs with respect to performance in 2015, 2014 and 2013. Messrs. Quinlan, McGarry, and Rocha’s 2015 MIP awards were paid 50 percent in cash and 50 percent in vested RSUs. Mr. Dale’s 2015 MIP award was paid 60 percent in cash and 40 percent in vested RSUs. The grant date fair values of the RSU portions of the annual incentive awards that were granted in February 2015, 2014 and 2013 are reflected in the Stock Awards column.

(5)

The Company terminated its tax-qualified pension plan and non-qualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on non-qualified deferred compensation plans.

(6)	For 2015, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Severance ($)	Relocation Allowance ($)	Perquisites ($)(b)	Total ($)
Raymond J. Quinlan	13,250	—	—	35,000	48,250
Steve J. McGarry	30,894	—	—	—	30,894
Laurent C. Lutz	13,192	—	—	10,000	23,192
Charles P. Rocha	38,250	—	—	—	38,250
Jeffrey F. Dale	12,635	—	—	—	12,635

(a)

Amounts credited to the Company’s tax-qualified and non-qualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus annual performance bonus up to $750,000 of total eligible plan compensation.

(b)	The Sallie Mae Fund, an affiliate of the Company, made a charitable donation at the request of Mr. Quinlan in the amount of $35,000; and at the request of Mr. Lutz in the amount of $10,000.

2015 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding all plan-based awards attributable to 2015 performance, including all annual performance bonuses under the 2015 MIP (which were determined in early 2016) and three-year, time-vested RSU awards granted February 10, 2015 with respect to the 2015 LTIP awards. The awards listed in the table were granted under the 2012 Plan and are described in more detail in “Compensation Discussion and Analysis.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond J. Quinlan	2015 LTIP	—		—	—	—	—	317,460	—	—	2,999,997
	2015 MIP(1)	0	562,500	677,500	—	—	—	113,865	—	—	677,497
Steven J. McGarry	2015 LTIP	—	—	—	—	—	—	50,793	—	—	479,994
	2015 MIP(1)	0	300,000	332,500	—	—	—	55,882	—	—	332,498
Laurent C. Lutz	—	—	—	—	—	—	—	—	—	—	—
Charles P. Rocha	2015 LTIP	—	—	—	—	—	—	39,682	—	—	374,995
	2015 MIP(1)	0	300,000	332,500	—	—	—	55,882	—	—	332,498
Jeffrey F. Dale	2015 LTIP	—	—	—	—	—	—	31,746	—	—	300,000
	2015 MIP(1)	0	240,000	267,000	—	—	—	29,915	—	—	177,994

(1)

This row represents the actual payouts for each NEO under the 2015 MIP awards granted on February 26, 2016 and partially paid in cash and partially deferred in the form of fully vested RSUs with transfer restrictions incrementally lapsing over three years. The “Target” set forth in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” constitutes that portion of each NEO’s target bonus potentially payable in cash. The “Maximum” amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column represent the portions of the 2015 MIP that was paid in cash to each of the NEOs. The number of shares shown in the “All Other Stock Awards: Number of Shares of Stock or Units” column represents the portions of the 2015 MIP deferred in the form of previously described, fully-vested RSUs. For additional information regarding the computation and determination of cash and RSU portions of these awards, see footnote 4 to the Summary Compensation Table.

All determinations under the 2015 MIP and all associated payments, have been made prior to the distribution of this proxy statement. While the NGC Committee certifies the funding, corporate and individual performance levels, it also retains and applies discretion, particularly as to the individual performance levels. Consequently, the sum of the dollar amounts contained in the 2015 MIP row under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock and Options Awards” constitute the final, total dollar amount of the 2015 MIP awards.

(2)

The grant date fair value of the RSU awards is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the NGC Committee. No discounts have been applied to reflect the delayed vesting of these awards.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END TABLE

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Raymond J. Quinlan		—	—	—	—	551,637	3,596,673

Steven J. McGarry	01/27/2011	30,000	—	5.2430	1/27/2021
	02/03/2012	30,272	—	5.7343	2/3/2017
	02/07/2013	29,837	14,918	6.4228	2/7/2018
		—	—	—	—	92,421	602,585

Laurent C. Lutz	01/27/2011	200,000	—	4.5939	1/5/2021
	02/03/2012	107,775	—	5.7343	2/3/2017
	02/07/2013	120,973	60,486	6.4228	2/7/2018
		—	—	—	—	828,950	5,404,754

Charles P. Rocha	09/28/2009	46,500	—	3.1558	9/28/2019
	01/27/2010	35,000	—	5.2430	1/27/2021
	02/03/2012	32,727	—	5.7343	2/3/2017
	02/07/2013	28,382	14,191	6.4228	2/7/2018
		—	—	—	—	77,002	502,055

Jeffrey F. Dale		—	—	—	—	47,618	310,469

(1)

Options granted in 2011 to Messrs. McGarry, Lutz, and Rocha were fully vested as of January 27, 2014. Options granted in 2012 to Messrs. McGarry, Lutz, and Rocha were fully vested as of February 3, 2015. The remaining options reported in this column were granted in 2013 to Messrs. McGarry, Lutz, and Rocha and have vested as follows: one-third of the options vest on each of the first, second and third anniversaries of the grant date, subject in all respects to the following additional vesting conditions: (1) the first one-third of the options will have no additional vesting target other than the passage of the one-year period from the grant date; (2) the second one-third of the options will vest if the closing price of the Company’s Common Stock on the NASDAQ meets or exceeds $19 per share for any five consecutive days at any time after the grant date; and (3) the third one-third of the options will vest if the closing price of the Company’s Common Stock on the NASDAQ meets or exceeds $21 per share for any five consecutive days at any time after the grant date. The stock price targets relating to these 2013 option awards were achieved prior to the Spin-Off and the 2013 option awards were fully vested as of February 7, 2016.

(2)	The vesting dates of the NEOs’ unvested RSU awards that were outstanding as of December 31, 2015 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2016	# of RSUs Vesting - Vesting Date 2017	# of RSUs Vesting - Vesting Date 2018
Raymond J. Quinlan	01/21/2014	149,549	49,850 - 12/31	—	—
	02/04/2014	192,604	64,201 - 2/4	64,202 - 2/4	—
	05/01/2014	83,887	27,962 - 5/1	27,963 - 5/1	—
	02/10/2015	317,460	105,820 - 2/10	105,820 - 2/10	105,820 - 2/10
Steven J. McGarry	02/07/2013	15,262	5,087 - 2/7	—	—
	02/04/2014	38,181	12,727 - 2/4	12,727 - 2/4	—
	05/01/2014	16,629	5,543 - 5/1	5,543 - 5/1	—
	02/10/2015	50,793	16,931 - 2/10	16,931 - 2/10	16,931 - 2/10
Laurent C. Lutz	02/04/2014	152,131	50,710 - 2/4	50,711 - 2/4	—
	04/21/2014	63,804	63,804(a)	—	—
	04/21/2014	619,551	—	619,551 - 11/30	—
	05/01/2014	66,260	22,087 - 5/1	22,087 - 5/1	—
Charles P. Rocha	02/07/2013	14,517	4,839 - 2/7	—	—
	02/04/2014	33,940	11,313 - 2/4	11,314 - 2/4	—
	05/01/2014	14,781	4,927 - 5/1	4,927 - 5/1	—
	02/10/2015	39,682	13,227 - 2/10	13,227 - 2/10	13,228 - 2/10
Jeffrey F. Dale	07/10/2014	23,809	7,936 - 7/10	7,936 - 7/10	—
	02/10/2015	31,746	10,582 - 2/10	10,582 - 2/10	10,582 - 2/10

(a)

These RSUs were issued to replace the PSUs granted in 2013 that were terminated in connection with the Spin-Off. These RSUs vested on the second business day following the date on which the Company’s Annual Report on Form 10-K for fiscal year 2015 was filed.

(3)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 31, 2015 of $6.52.

OPTION EXERCISES AND STOCK VESTED IN 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Raymond J. Quinlan	—	—	256,543	1,909,762
Steven J. McGarry	—	—	84,978	612,915
Laurent C. Lutz	—	—	186,086	1,610,351
Charles P. Rocha	—	—	83,130	594,718
Jeffrey F. Dale	—	—	37,851	256,481

(1)

Includes vested RSUs received as a portion of 2015 MIP Payout in February 2016 for 2015 performance. These vested RSUs carry transfer restrictions detailed in the Summary Compensation Table footnotes of this proxy statement.

(2)	The value realized on vesting is the number of shares vested multiplied by the closing market price of the Company’s Common Stock on the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2015, relating to equity compensation plans or arrangements of the Company pursuant to which options, restricted stock, RSUs, stock units or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(2)
Equity compensation plans approved by security holders:
SLM Corporation 2012 Omnibus Incentive Plan					NQ, ISO, PSU, SAR, RES, RSU, ST
Traditional options	—	—	—
Net-settled options	40,474	$6.44	2.1
RSUs/RES	5,926,562	—	—

Total	5,967,036	6.44	2.1	29,448,023

Employee Stock Purchase Plan(3)	—	—	—	15,163,078	NQ, RES

Expired Plans(4)					NQ, ISO, RES, RSU, SU
Traditional options	—	15.63	1.0
Net-settled options	1,509,164	7.51	2.6
RSUs/PSUs	—	—	—

Total	1,509,164	7.81	2.5	—

Total approved by security holders	7,476,200	7.49	2.4	44,611,101

Equity compensation plans not approved by security holders:
Compensation arrangements(5)	48,450	6.20	2.0	—

Total not approved by security holders	48,450	6.20	2.0	—

Total	7,524,650	$10.08	2.4	44,611,101

(1)

Upon exercise of a net-settled option, optionees are entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares for the option cost. Accordingly, this column reflects the net-settled option spread shares issuable at December 31, 2015, where provided. Net-settled options that are underwater are excluded from this table because their issuance would have an anti-dilutive effect.

(2)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), SU (Stock Units).

(3)	Number of shares available for issuance under the Employee Stock Purchase Plan (ESPP) as of December 31, 2015. The ESPP was amended and restated on June 25, 2014, and amended on June 25, 2015.

(4)

Excludes 311,870 traditional options from this table because they are underwater and their issuance would have an anti-dilutive effect. Expired plans with outstanding equity awards are the SLM Corporation Directors Stock Plan, SLM Corporation Incentive Plan, SLM Corporation 2009-2012 Incentive Plan, and SLM Corporation Directors Equity Plan.

(5)

One million net-settled options were awarded on January 8, 2008 to John F. Remondi, the Company’s former chief executive officer, as an “employment inducement award.” Upon exercise of a net-settled option, Mr. Remondi is entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares for the option cost. Accordingly, this row reflects the net-settled option spread shares issuable at December 31, 2015.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2015

Deferred Compensation Plan for Key Employees

The table below provides information about the non-qualified deferred compensation of the NEOs in 2015. Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their annual cash performance bonus and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

The Company makes contributions to the DC Plan only if, and to the extent, a participant’s deferral under this plan reduces the contribution that would have been made under the Company’s tax-qualified defined contribution plan. No such contributions were made for any NEO for 2015. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. The Company’s stock is one of the available investment options under the DC Plan. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to the Company. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided that the distribution date is at least two years after the date of the last deferral.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and annual bonus or up to $750,000 of total eligible pay.

The Company may also make matching contributions to a participant’s account. The Company will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in the Company’s matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under the Company’s tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under the Company’s tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment of their accounts. Accounts are paid in cash in a lump sum or by annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Raymond J. Quinlan	—	—	—	—	—	—
Steven J. McGarry	DC Plan Supplemental 401(k)	— 17,644	— 17,644	(717 260)	4,336 —	26,381 115,164
Laurent C. Lutz	DC Plan	—	—	—	160,187	—
Charles P. Rocha	Supplemental 401(k)	25,000	25,000	(2,148)	—	87,806
Jeffrey F. Dale	—	—	—	—	—	—

(1)	Registrant Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 6 to the Summary Compensation Table.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Executive Severance Plan

Under the Company’s Executive Severance Plan for Senior Officers (the “Severance Plan”), eligible officers who do not have an individually negotiated severance arrangement will receive a lump sum cash payment equal to: (1) a multiple of base salary and an average of the last 24 months of bonus compensation; plus (2) pro-rated target bonus for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan); (c) death or disability; or (d) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: Chief Executive Officer-2; Higher than Executive Vice President-1.5; Executive or Senior Vice President-1.0. Under the Severance Plan, in no event will a severance payment exceed a multiple of three times an officer’s base and incentive bonus.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the Chief Executive Officer). Treatment of equity upon severance is governed by the terms of the applicable equity agreement and not the Severance Plan. All payments and benefits provided under the Severance Plan are conditioned on the participant’s continuing compliance with the Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Change in Control Severance Plan

Under the Company’s Change in Control Severance Plan for Senior Officers (the “Change in Control Severance Plan”), if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual performance bonus (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Under the Change in Control Severance Plan, equity awards made before January 1, 2009 vest upon a change in control pursuant to their terms, regardless of whether the participant’s employment terminates and, equity awards granted after

January 1, 2009, become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. The Change in Control Severance Plan does not allow for gross-ups. All payments and benefits provided under the Change in Control Severance Plan are conditioned on the participant’s continuing compliance with the Change in Control Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Employment Terms—Mr. Lutz

On April 21, 2014, the Company and Mr. Lutz entered into an employment agreement pursuant to which Mr. Lutz would be retained as the Executive Vice President, General Counsel, and Corporate Secretary of the Company and Sallie Mae Bank. The employment agreement is for a term ending December 1, 2017.

The employment agreement provided the following additional material terms: (i) an annual base salary of $525,000; (ii) a $1.15 million cash retention bonus to be paid immediately before the Spin-Off, subject to repayment upon certain terminations prior to August 31, 2015 (on a pro rata basis after the six-month anniversary of the effective date of the Spin-Off); (iii) a $5.75 million RSU award granted on April 21, 2014 that cliff-vests on November 30, 2017, and accelerated vesting, but not settlement, upon a qualifying termination; (vi) the grant, following the Spin-Off, of the remaining one-third of his 2014 equity award with a grant date fair value of $597,667 (the “2014 Award”); (v) full vesting of the 2014 Award and his equity awards outstanding as of the execution of the employment agreement upon a qualifying termination or his resignation, with timely prior notice, during the period between the effectiveness of the Spin-Off and November 29, 2015; and (vi) 18 months of continued participation for himself and his dependents in the Company’s medical and dental plans following a qualifying termination.

In light of the cliff-vesting RSU award, Mr. Lutz will not be eligible to participate in the Company’s annual management incentive programs, neither cash nor equity, for the period from the effective date of the Spin-Off through the end of 2016. A qualifying termination generally means a termination due to death or disability, without misconduct or for good reason. “Good reason” includes a material reduction in Mr. Lutz’s position or responsibilities (including, for the sake of clarity, given his responsibilities, any material decrease in the annual compliance or legal budget or engagement of outside counsel without Mr. Lutz’s approval, with limited exceptions), a material reduction in Mr. Lutz’s base salary or if Mr. Lutz’s primary place of business is relocated more than 75 miles.

Employment Terms—Mr. Dale

Mr. Dale was offered employment by the Company for his services as Senior Vice President and Chief Risk Officer to begin on July 10, 2014. Under the terms of Mr. Dale’s offer, Mr. Dale was paid an initial annual base salary of $400,000, and was entitled to participate in the Company’s management incentive program with a target bonus opportunity of 100 percent of base salary in the amount of $400,000, and a guaranteed minimum bonus of $350,000 for 2014, provided that Mr. Dale was employed on the bonus payment date.

Shortly after Mr. Dale began his employment, pursuant to the terms of his offer, he received a deferred cash award (the “Signing Cash Award”) of $200,000, to be vested and paid out in equal amounts during the first quarter of each of 2015 and 2016, provided Mr. Dale is employed by the Company on such payment dates. Mr. Dale also received an equity grant with a grant value of $200,000, which vests in increments of one-third per year on each of the first, second and third anniversaries of the start of Mr. Dale’s employment. The equity grant consisted of RSUs subject to the standard terms and conditions in effect at the time of the grant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to Messrs. Quinlan, McGarry, Lutz, Rocha, and Dale on December 31, 2015, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2015. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 31, 2015 of $6.52 per share.

The following severance arrangements were effective for Messrs. Quinlan, McGarry, Lutz, Rocha, and Dale on December 31, 2015: (i) the Executive Severance Plan (except for Mr. Lutz), (ii) the Change in Control Severance Plan (except for Mr. Lutz), and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2012 Plan and predecessor equity plans.

Mr. Lutz’s employment agreement provides for severance payments if his employment is terminated by the Company without misconduct or by Mr. Lutz for good reason (as defined in the agreement). In either case, Mr. Lutz would be entitled to (i) accrued but unpaid salary, (ii) continuation of health benefits until the earlier of (x) the date he can participate in a subsequent employer’s plan and (y) the 18-month anniversary of his employment termination date, and (iii) full vesting of his cliff-vesting RSU award, his 2014 long-term incentive award and his existing awards, provided that RSU awards will be settled at the times and in the amounts provided for in the applicable award agreements or his employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(2) ($)	Termination by the Company without Cause or by the Executive for Good Reason(3) ($)	Termination by the Company with Cause(4) ($)	Termination by the Executive upon Retirement(5) ($)	Termination by Death or Disability(6) ($)
Raymond J. Quinlan
Equity Vesting	—	4,048,835	—	—	—	4,048,835
Cash Severance	—	4,094,700	4,094,700	—	—	—
Medical Insurance/Outplacement	—	14,610	29,610	—	—	—
Total	—	8,158,145	4,124,310	—	—	4,048,835
Steven J. McGarry
Equity Vesting	—	871,179	871,179	—	871,179	871,179
Cash Severance	—	2,028,840	1,014,420	—	—	—
Medical Insurance/Outplacement	—	23,489	32,617	—	—	—
Total	—	2,923,509	1,918,216	—	871,179	871,179
Laurent C. Lutz
Equity Vesting	—	6,095,791	6,095,791	—	—	6,095,791
Cash Severance	—	—	—	—	—	—
Medical Insurance/Outplacement	—	15,550	15,550	—	—	15,550
Total	—	6,111,341	6,111,341	—	—	6,111,341
Charles P. Rocha
Equity Vesting	—	866,131	—	—	—	866,131
Cash Severance	—	2,048,840	1,024,420	—	—	—
Medical Insurance/Outplacement	—	20,733	30,550	—	—	—
Total	—	2,935,705	1,054,970	—	—	866,131
Jeffrey F. Dale
Equity Vesting	—	403,744	—	—	—	403,744
Cash Severance	—	1,592,560	796,280	—	—	—
Medical Insurance/Outplacement	—	14,610	25,957	—	—	—
Total	—	2,010,914	822,237	—	—	403,744

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting—Amounts shown are the value of RSU awards (including all dividend equivalents) plus the spread value of net stock options that would vest for each individual on December 31, 2015, based on the closing market price of the Company’s Common Stock on that date of $6.52. Assumes RSUs and stock options are not assumed in a change of control. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 24 months.

(3)

For Equity Vesting—Upon termination, these awards generally continue to vest based on their original vesting terms. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 18 months (24 months in Mr. Quinlan’s case), plus $15,000 of outplacement services.

(4)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the plan).

(5)

For Equity Vesting—Retirement eligibility for equity treatment awards granted prior to 2013 is age 60 or more, or age plus service with the Company or its subsidiaries of 70 or more. Beginning with awards granted in 2013, retirement eligibility requires five years or more of service, as defined by policy, to the Company, and either has reached the age of 65 or more, or age plus service with the Company or its subsidiaries of 75 or more. Upon eligible retirement, these awards generally continue to vest based on their original terms. On December 31, 2015, Mr. McGarry was retirement eligible.

(6)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the plan). Amounts shown are the value of RSU awards plus the spread value of net stock options that would vest for each individual on December 31, 2015, based on the closing market price of the Company’s Common Stock on that date of $6.52. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 18 months pursuant to Mr. Lutz’s employment agreement.

DIRECTOR COMPENSATION

Our directors’ compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and to align the directors’ interests with that of our stockholders. The NGC Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors.

2015 Director Compensation Table

The following table provides summary information for the year ended December 31, 2015, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity on December 31, 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)
Paul G. Child	57,500	70,000	—	39	127,539
Carter Warren Franke	45,000	70,000	—	39	115,039
Earl A. Goode	45,000	70,000	—	39	115,039
Ronald F. Hunt	47,500	70,000	—	39	117,539
Marianne M. Keler	50,000	70,000	—	39	120,039
Jim Matheson	62,500	70,000	—	20	132,520
Jed H. Pitcher	52,500	70,000	—	39	122,539
Frank C. Puleo	50,000	70,000	—	39	120,039
Vivian C. Schneck-Last	62,500	70,000	—	20	132,520
William N. Shiebler	50,000	70,000	—	39	120,039
Robert S. Strong	45,000	70,000	—	39	115,039

(1)

In 2015, we began paying our director fees quarterly in arrears whereas they were previously paid in a lump sum upon election or re-election to the Board of Directors. As a result, the fees paid to directors in 2015 are lower year-over-year. The amounts reflected above are roughly half of the fees to be paid to directors for their 2015-2016 term.

(2)

The non-employee directors elected to the Company’s Board of Directors at the Company’s 2015 Annual Meeting each received a restricted stock award on June 26, 2015 and a restricted stock award on October 28, 2015, both of which vest in full upon the Company’s 2016 Annual Meeting, scheduled to be held on June 23, 2016. The grant date fair market value for each share of restricted stock granted on June 26, 2015 to directors is based on the closing market price of the Company’s stock on June 26, 2015, which was $10.03, and the grant date fair market value for each share of restricted stock granted on October 28, 2015 to directors is based on the closing market price of the Company’s stock on October 28, 2015, which was $7.02. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies” and Note 14, “Stock-Based Compensation Plans and Arrangements” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2015 Form 10-K. Each director received a total of 7,834 shares of restricted Common Stock as a result of the aforementioned awards that will vest on June 23, 2016 if the director is still incumbent at that time.

(3)

The Company did not grant any stock options to the non-employee directors during 2015. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(4)

Includes annual premiums paid by the Company to provide a life insurance benefit of $50,000. Premiums were prorated for Mr. Matheson and Ms. Schneck-Last due to their joining the Board of Directors on March 26, 2015.

Director Compensation Elements

The following table highlights the material elements of our 2015 director compensation program:

Membership/Retainer	Annual Cash Retainer
Board of Directors Retainer	$70,000
Lead Independent Director Retainer	$25,000
Committee Chair Retainer
• Audit Committee	$25,000
• Nominations, Governance and Compensation Committee	$20,000
• Risk Committee	$20,000
Committee Membership Retainer
• Audit Committee	$10,000
• Nominations, Governance and Compensation Committee	$10,000
• Risk Committee	$10,000

Separately, the Chair and members of the Sallie Mae Bank Compliance Committee each receive comparable retainers for their service that are reflected in the 2015 Director Compensation Table above.

In addition, our non-employee directors each received $70,000 in restricted stock awards. These restricted stock awards will vest and become transferable upon the Company’s 2016 Annual Meeting. These awards will be forfeited if the grantee ceases to be a director of the Company’s Board of Directors prior to the vesting event for any reasons other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to four times his or her annual cash retainer for serving on our Board of Directors. As of

December 31, 2015, all then current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with company-paid business travel accident insurance.

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer, meeting fees or per diem payments. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2015, none of the non-employee directors actively participated in the Director Deferral Plan.

OTHER MATTERS

Other Matters for the 2016 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2017 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2017 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2017 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 5, 2017, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s proxy statement.

Sallie Mae’s By-Laws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Sallie Mae’s By-Laws provide that any such proposals or nominations for the Company’s 2017 Annual Meeting must be received by it on or after February 23, 2017, and on or before March 25, 2017. Any such notice must satisfy the other requirements in Sallie Mae’s By-Laws applicable to such proposals and nominations. If a stockholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Sallie Mae may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Sallie Mae. Sallie Mae has engaged MacKenzie Partners, Inc. to solicit proxies for an estimated fee of $15,000 plus reimbursement for out-of-pocket costs. In addition, officers, directors, regular employees or other agents of Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. Sallie Mae will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2015 Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but sharing the same address, Sallie Mae has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies Sallie Mae that they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote? Only stockholders who owned shares of Sallie Mae’s Common Stock, par value $.20 per share (“Common Stock”), at the close of business on April 25, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SLM.” On April 25, 2016, 427,929,949 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? Sallie Mae is furnishing proxy materials to its stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. By doing so, Sallie Mae saves costs and reduces the environmental impact of the Annual Meeting. On or about May 5, 2016, Sallie Mae mailed a Notice of

Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access Sallie Mae’s proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive Sallie Mae’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1 and 2, but do include Proposal 3 (relating to the ratification of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with Sallie Mae’s transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote in person at the Annual Meeting.

How do I vote? Sallie Mae encourages stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 22, 2016. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 22, 2016.

•

In Person. If you hold shares directly in your name as a stockholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

•

By Mail. If you hold your shares in street name through a broker, bank, trustee or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 22, 2016. If you hold your shares directly in your name as a stockholder of record, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than the close of business on June 22, 2016.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee or other nominee about how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 3 on the proxy card (relating to the ratification of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1 and 2 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan? If you participate in Sallie Mae’s 401(k) Plan, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. You will need to instruct the 401(k) Plan Trustee by telephone, internet or mail on how to vote your shares. Voting instructions must be received no later than the close of business on June 20, 2016. If you own shares through Sallie Mae’s 401(k) Plan and do not provide voting instructions with respect to your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 2; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 3.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Attending the Annual Meeting and voting in person.

If your shares are held in street name, contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Common Stock entitled to vote are present in person or represented by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

Who will count the vote? Votes will be tabulated by Sallie Mae’s Corporate Secretary, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 25, 2016, or duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive? The Annual Meeting will be held at Sallie Mae’s Headquarters, 300 Continental Drive, Newark, Delaware 19713. Admission to the Annual Meeting will begin at 10:00 a.m., Eastern Daylight Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 10:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 11:00 a.m., Eastern Daylight Time;

•	be prepared to comply with security requirements, which may include guards searching all bags and attendees passing through a metal detector;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room; and

•

bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, April 25, 2016. If you are a holder of record, the top half of your proxy card or your Notice of Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank, trustee or other nominee that holds your shares of Common Stock.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10280-P77584	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors
Nominees:	For	Against	Abstain

1a. Paul G. Child	☐	☐	☐

1b. Carter Warren Franke	☐	☐	☐		For	Against	Abstain

1c. Earl A. Goode	☐	☐	☐	2. Advisory approval of SLM Corporation’s executive compensation.	☐	☐	☐
1d. Ronald F. Hunt	☐	☐	☐	3. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2016.	☐	☐	☐
1e. Marianne M. Keler	☐	☐	☐
1f. Jim Matheson	☐	☐	☐

NOTE: This proxy is revocable and the shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

1g. Jed H. Pitcher	☐	☐	☐
1h. Frank C. Puleo	☐	☐	☐
1i. Raymond J. Quinlan	☐	☐	☐
1j. Vivian C. Schneck-Last	☐	☐	☐
1k. William N. Shiebler	☐	☐	☐
1l. Robert S. Strong	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

NOTE: Cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room. Attendees will be asked to pass through a security screening device or adhere to other security measures prior to entering the Annual Meeting. We regret any inconvenience this may cause you and we appreciate your cooperation.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

E10281-P77584

SLM CORPORATION

Annual Meeting of Stockholders

June 23, 2016 11:00 AM

Sallie Mae

300 Continental Drive

Newark, DE 19713

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Laurent C. Lutz, Richard M. Nelson and Nicolas Jafarieh, or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 23, 2016, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2 AND 3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN CERTAIN SLM CORPORATION 401(K) PLANS.